NEWS RELEASE APG: TSX AGT: AMEX

Apollo Gold Completes Cdn$1,000,000 Flow-Through
Financing with MineralFields Group

Denver, Colorado - October 31, 2006 - Apollo Gold Corporation ("Apollo" or the "Company") (TSX:APG) (AMEX:AGT) is pleased to announce the completion of the offering of 2,222,221 flow-through units of the Company to the MineralFields Group at Cdn$0.45 per unit for aggregate proceeds to Apollo of Cdn$1,000,000. Each flow-through unit is comprised of one flow-through common share of the Company and one-half of one common share purchase warrant, each whole warrant exercisable into one common share of the Company for a period of two years from closing at an exercise price of Cdn$1.00 for the first twelve months and Cdn$1.15 for the last 12 months.

Regent Mercantile Bancorp Inc. and Limited Market Dealer Inc. acted as agents for the offering and received compensation from the Company equal to 7.5% of the aggregate gross proceeds from the Offering along with compensation warrants to purchase up to 166,666 units for two years from closing at Cdn$0.45 per unit, each unit comprised of one common share of the Company and one-half of one common share purchase warrant, each whole warrant having the same terms as the warrants issued to the subscribers.

The gross proceeds from the sale of the flow-through units will be used by Apollo for exploration of Apollo's Black Fox project located near Timmins, Ontario, which expenses will qualify as "Canadian Exploration Expenses" as defined in the Income Tax Act (Canada) and which will be renounced in favor of the purchasers of the flow-through units effective on or before December 31, 2006.

About MineralFields

MineralFields Group (a division of Pathway Asset Management) is a Toronto-based mining fund with significant assets under administration that offers its tax-advantaged super flow-through limited partnerships to investors throughout Canada during most of the calendar year, as well as hard-dollar resource limited partnerships to investors throughout the world.  Information about the MineralFields Group is available at www.mineralfields.com.

About Apollo Gold

Apollo Gold is a gold mining and exploration company with a mine in Montana, the Black Fox advanced stage development project in Ontario, Canada, and the Huizopa Project, an early stage exploration project located in the Sierra Madres in Chihuahua, Mexico.

For further information:
Apollo Gold Corporation
Investor Relations - Marlene Matsuoka
Phone: 720-886-9656 Ext. 217	Toll Free: 1-877-465-3484
E-mail: info@apollogold.com	Website: www.apollogold.com

FORWARD-LOOKING STATEMENTS

This press release includes “Forward-Looking Statements” within the meaning of section 21E of the United States Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue,” or the negative of such terms, or other comparable terminology. All statements regarding the Apollo’s future intentions are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from these forward-looking statements include: the results of independent Canadian NI 43-101 reports, the outcome of assays and additional exploration sampling and drilling efforts, variations in ore grade, mining, or processing problems or issues, the availability of external financing on acceptable terms and other factors disclosed under the heading “Risk Factors” in Apollo’s most recent annual report on Form 10-K filed with the United States Securities and Exchange Commission and elsewhere in Apollo’s documents filed from time to time with the Toronto Stock Exchange, The American Stock Exchange, The United States Securities and Exchange Commission and other regulatory authorities. All forward-looking statements included in this press release are based on information available to Apollo on the date hereof. Apollo assumes no obligation to update any forward-looking statements.

5655 S. YOSEMITE ST., SUITE 200 ● GREENWOOD VILLAGE ● CO ● 80111
720.886.9656 ● FAX 720.482.0957